Exhibit 99.1

Robert C. Clark

Harvard Law School - HA 404

Cambridge, MA 02138

Tel. 617-384-7397

Fax 617-496-4232

Email: clark@law.harvard.edu

December 6, 2005

Scott Hoffman

Managing Director and

General Counsel

Lazard Ltd.

30 Rockefeller Plaza, 62nd floor

New York, NY 10020

Dear Scott:

As discussed earlier today, I am hereby resigning from my position as Director of Lazard Ltd.

As you know, Lazard has recently been retained by Carl Icahn to assist with the initiatives he is taking with respect to Time Warner Inc., on the board of which I also sit. Questions have been raised in the press and elsewhere about my membership on both boards. In order to eliminate the appearance of a conflict of interest, whether now or in the near future, and with the hope of freeing the companies from unproductive distractions, I have decided to step off the board of Lazard. I do so with regret since I think very highly of the board and top management of Lazard and have enjoyed my brief association with this extraordinary company.

Sincerely,

/s/ Robert C. Clark
Robert C. Clark Harvard University Distinguished Service Professor